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                                                                   EXHIBIT 6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement FIle No. 33-63731 for Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One on Form S-6.

                                                      /s/ Arthur Andersen LLP

Hartford, Connecticut
April 15, 1998